                                                                    EXHIBIT 12.1

                         FRANKLIN FINANCIAL CORPORATION
                       Ratio of Earnings to Fixed Charges

                                                                                      ---------------------------------------------
                                                       Three Months Ended
                                            ---------------------------------------   ---------------------------------------------
(including interest on deposits)             Proforma                    March 31,      Proforma
                                                2000          2000         1999           1999            1999           1998
                                            ---------------------------------------   ---------------------------------------------
EARNINGS:
   Pretax income                            $ 1,395,553   $ 1,689,000   $ 1,782,000   $  5,236,518     $  6,814,016   $  7,653,499
   Add: Fixed charges from below              5,470,110     5,176,663     3,558,364     17,023,844       15,446,346     13,368,970
                                            ---------------------------------------   ---------------------------------------------
Earnings for fixed charges ratio            $ 6,865,663   $ 6,865,663   $ 5,340,364   $ 22,260,362     $ 22,260,362   $ 21,022,469

FIXED CHARGES:
Add: Interest expense                         5,385,572     5,098,000     3,500,000     16,739,177       15,185,179     13,141,670
     Interest portion of rental expense          78,663        78,663        58,364        261,167          261,167        227,300
     Amortization of debt issue costs             5,875            --            --         23,500               --             --
                                            ---------------------------------------   ---------------------------------------------
Fixed charges                                 5,470,110     5,176,663     3,558,364     17,023,844       15,446,346     13,368,970

Ratio of earnings to fixed charges                 1.26          1.33          1.50           1.31             1.44           1.57
                                            =======================================   =============================================

                                                                                      ---------------------------------------------
                                                       Three Months Ended
                                            ---------------------------------------   ---------------------------------------------
(excluding interest on deposits)             Proforma                    March 31,      Proforma
                                                2000          2000         1999           1999            1999           1998
                                            ---------------------------------------   ---------------------------------------------
EARNINGS:
   Pretax income                            $ 1,395,553   $ 1,689,000   $ 1,782,000   $  5,236,518     $  6,814,016   $  7,653,499
   Add: Fixed charges from below                824,110       530,663       222,364      2,699,963        1,122,465        966,235
                                            ---------------------------------------   ---------------------------------------------
Earnings for fixed charges ratio            $ 2,219,663   $ 2,219,663   $ 2,004,364   $  7,936,481     $  7,936,481   $  8,619,734

FIXED CHARGES:
Add: Interest expense                         5,385,572     5,098,000     3,500,000     16,739,177       15,185,179     13,141,670
     Interest portion of rental expense          78,663        78,663        58,364        261,167          261,167        227,300
     Amortization of debt issue costs             5,875            --            --         23,500               --             --

Less: Deposit interest expense               (4,646,000)   (4,646,000)   (3,336,000)   (14,323,881)     (14,323,881)   (12,402,735)
                                            ---------------------------------------   ---------------------------------------------
Fixed charges                                   824,110       530,663       222,364      2,699,963        1,122,465        966,235

Ratio of earnings to fixed charges                 2.69          4.18          9.01           2.94             7.07           8.92
                                            =======================================   =============================================

                                            ---------------------------------------

                                            ---------------------------------------
(including interest on deposits)
                                               1997         1996          1995
                                            ---------------------------------------
EARNINGS:
   Pretax income                            $  6,138,535 $  4,001,986   $ 1,685,420
   Add: Fixed charges from below              11,075,807    7,911,941     6,173,614
                                            ---------------------------------------
Earnings for fixed charges ratio            $ 17,214,342 $ 11,913,927   $ 7,859,034

FIXED CHARGES:
Add: Interest expense                         10,896,136    7,730,585     6,023,491
     Interest portion of rental expense          179,671      181,356       150,123
     Amortization of debt issue costs                 --            --           --
                                            ---------------------------------------
Fixed charges                                 11,075,807    7,911,941     6,173,614

Ratio of earnings to fixed charges                  1.55         1.51          1.27
                                            =======================================

                                            ---------------------------------------

                                            ---------------------------------------
(excluding interest on deposits)
                                               1997         1996          1995
                                            ---------------------------------------
EARNINGS:
   Pretax income                            $  6,138,535 $  4,001,986   $ 1,685,420
   Add: Fixed charges from below                 670,600      259,063       179,852
                                            ---------------------------------------
Earnings for fixed charges ratio            $  6,809,135 $  4,261,049   $ 1,865,272

FIXED CHARGES:
Add: Interest expense                         10,896,136    7,730,585     6,023,491
     Interest portion of rental expense          179,671      181,356       150,123
     Amortization of debt issue costs                 --            --           --
Less: Deposit interest expense               (10,405,207)  (7,652,878)   (5,993,762)
                                            ---------------------------------------
Fixed charges                                    670,600      259,063       179,852

Ratio of earnings to fixed charges                 10.15        16.45         10.37
                                            =======================================

For purposes of computing the ratios of earnings to fixed charges, earnings represent income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principle plus fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits, as applicable, amortization of deferred financing costs and the interest component of interest expense believed by the Company to be representative of the interest factor thereon.